    As filed with the Securities and Exchange Commission on August 18, 1997

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         MATERIAL SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)


               Delaware                                         95-2673173
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

      2200 East Pratt Boulevard                                    60007
     Elk Grove Village, Illinois                                 (Zip Code)
(Address of Principal Executive Offices)

                         MATERIAL SCIENCES CORPORATION
               1992 OMNIBUS STOCK AWARDS PLAN FOR KEY EMPLOYEES
                           (Full title of the plan)

                            JAMES J. WACLAWIK, SR.
                  Vice President and Chief Financial Officer
                         Material Sciences Corporation
                           2200 East Pratt Boulevard
                       Elk Grove Village, Illinois 60007
                    (Name and address of agent for service)

                                (847) 439-8270
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                              JILL L. SUGAR, ESQ.
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
Title of securities to   Amount to be        Proposed maximum offering          Proposed maximum                Amount of
    be registered         registered            price per share (1)        aggregate offering price (1)    registration fee (1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par           150,000
value $.02 per share        shares                     $15.41                     $2,311,500.00                  $700.46
-------------------------------------------------------------------------------------------------------------------------------

(1) The aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the shares reported in the consolidated reporting system on August 14, 1997.

                               EXPLANATORY NOTE

          Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of Material Sciences Corporation (the "Corporation"), relating to the 1992 Omnibus Stock Award Plan for Key Employees (the "1992 Plan"), File No. 333-15679, filed with the Securities and Exchange Commission (the "Commission") on November 6, 1996, are incorporated herein by reference, as this Registration Statement relates to the registration of additional shares with respect to the 1992 Plan.

          For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

          Pursuant to General Instruction E for registration statements on Form S-8, only the following exhibits are required:

          4.1 Certificate of Amendment of Certificate of Incorporation, increasing the number of authorized shares of common stock from 20,000,000 to 40,000,000, filed August 12, 1997.

          4.2 Certificate of Increase of Designated Shares of Common Stock to the Certificate of Designation of the Corporation, increasing the number of shares of common stock designated as Common Stock, par value $.02 per share, from 20,000,000 to 40,000,000, filed
               August 12, 1997.

          4.3  1992 Omnibus Stock Awards Plan for Key Employees, as amended.

            5  Opinion of Kirkland & Ellis.

         23.1  Consent of Arthur Anderson, LLP.

         23.2  Consent of Kirkland & Ellis (included in Exhibit 5).

           24  Power of Attorney.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Village, State of Illinois, on August 18, 1997.

                                   MATERIAL SCIENCES CORPORATION

                                   By: /s/ Gerald G. Nadig
                                       --------------------------------------
                                        Gerald G. Nadig
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 18, 1997. Each person whose signature appears below constitutes and appoints Gerald G. Nadig and James J. Waclawik, Sr. and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          SIGNATURE          CAPACITY
          ---------          --------

 /s/ G. Robert Evans             Chairman of the Board and Director
--------------------------
     G. Robert Evans

 /s/ Gerald G. Nadig             President, Chief Executive Officer and Director
---------------------------
     Gerald G. Nadig             (Principal Executive Officer)

 /s/ James J. Waclawik, Sr.      Vice President, Chief Financial Officer and
---------------------------
     James J. Waclawik, Sr.      Secretary (Principal Financial Officer)

 /s/ David J. DeNeve             Controller
---------------------------
     David J. DeNeve             (Principal Accounting Officer)

 /s/ JAMes B. Cohen              Director
---------------------------
     Jerome B. Cohen

 /s/ Roxanne J. Decyk                     Director
---------------------------
     Roxanne J. Decyk

 /s/ Eugene W. Emmerich                   Director
---------------------------
     Eugene W. Emmerich

 /s/ E.F. Heizer                          Director
---------------------------
     E.F. Heizer, Jr.

 /s/ Irwin P. Pochter                     Director
--------------------------
     Irwin P. Pochter

 /s/ Howard B. Witt                       Director
----------------------------------------------------
     Howard B. Witt

                                 EXHIBIT INDEX



Exhibit                                                                          Sequentially
Number                         Description of Document                          Numbered Page
-------   -----------------------------------------------------------------     -------------
 4.1      Certificate of Amendment of Certificate of Incorporation, increasing the number of authorized shares of common stock from 20,000,000 to 40,000,000, filed August 12, 1997.

 4.2      Certificate of Increase of Designated Shares of Common Stock to the
          Certificate of Designation of the Corporation, increasing the number of shares of common stock designated as Common Stock, par value $.02 per share, from 20,000,000 to 40,000,000, filed August 12, 1997.

 4.3      1992 Omnibus Stock Awards Plan for Key Employees, as amended.

   5      Opinion of Kirkland & Ellis.

23.1      Consent of Arthur Anderson, LLP.

23.2      Consent of Kirkland & Ellis (included in Exhibit 5).

  24      Power of Attorney.

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